For Immediate Release

TECHNOCONCEPTS BEGINS FABRICATION OF TRUE SOFTWARE RADIO™ CHIPS

Van Nuys, CA (June 28, 2006) - TechnoConcepts Inc. (OTCBB:TCPS) today announced that it has started the fabrication process for its True Software Radio™ chips, which the Company understands to be the industry’s first fully software-controllable radio receiver and transmitter that operate continuously across frequencies from below 450 MHz to 6 GHz. The semiconductor directly converts radio frequency (RF) signals into digital data (RF/D™) and digital data into RF (D/RF™), including the radio spectrum utilized by all cellular and digital communications, from CDMA and GSM to WiFi and WiMAX.

“Chip development involves a long and complex design process before it is ready to be sent to the foundry for fabrication,” said Ronald Hickling, CTO of TechnoConcepts Inc. “Achieving this milestone is cause for celebration by all of us who have worked on the project, because we have moved from our demonstration chip to the beginning of a commercial product that has a broad base of high performance applications.”

TechnoConcepts previously announced that Jazz Semiconductor will fabricate the True Software Radio™ chip. Jazz Semiconductor manufactures semiconductor wafers that enable the development of high-performance, low-power radio-frequency (RF) wireless and broadband products. The True Software Radio™ chips will be fabricated in silicon germanium bipolar complementary metal oxide semiconductor (SiGe BiCMOS) for the highest performance with the lowest power consumption.

Jazz has completed its initial verification of TechnoConcepts’ chip design, to optimize the accuracy and quality for the Jazz SiGe BiCMOS fabrication process. TechnoConcepts expects that Jazz will deliver chip wafers to the company for full characterization during the third calendar quarter of 2006.

“This milestone shows TechnoConcepts is on track for its initial production deliveries in the first quarter of 2007, and this is welcome news to interested companies and to strategic partners waiting for our technology. Some of these companies have already indicated potential opportunities for annual production volumes of over 10 million chips in certain applications,” said Antonio Turgeon, chairman and CEO of TechnoConcepts.

About TechnoConcepts

TechnoConcepts Inc. (OTCBB:TCPS) designs, develops and markets semiconductors. The Company has developed and patented True Software Radio™, a demonstrated technology that creates convergence for the wireless industry. True Software Radio™ chipsets can enable cell phones, PDAs, laptops, and other mobile devices with different radio frequencies, standards, and protocols to adjust by software command so that they can communicate directly with each other, across otherwise incompatible networks, without multiple radios. True Software Radio™ chipsets replace the Front End, I/F Processing, ADC, and Digital Filtering sections of digital radios. Because the technology simplifies design and reduces component costs, the Company believes that True Software Radio™ is the best platform for Original Equipment Manufacturers (OEMs) and Original Design Manufacturers (ODMs) to develop new wireless broadband, mobile data, cellular, and other next-generation wireless applications.
TechnoConcepts' subsidiary, Asante Networks Inc. (OTC:ASTN) is a leading provider of networking solutions for the small-to-medium business and education markets. Asante designs, markets and sells a full line of networking products that provide high-performance, reliable and value-based solutions.

More information is available at http://www.technoconcepts.com and http://www.asante.com.

Safe Harbor Statement under the Private Litigation Reform Act of 1995 - Forward-looking statements in this release do not constitute guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated. Such statements may relate, among other things to expected financial and operating results, the expected acceptance of the company’s products, the usefulness and benefits of the company’s products generally and the acceptance of the company’s technological solutions and its ability to achieve its goals, plans and objectives. The risks and uncertainties that may affect forward-looking statements include among others: difficulties providing solutions that meet the needs of customers, difficulty in developing new products, difficulty in relationships with vendors and partners, difficulty in introducing products in the marketplace and gaining acceptance of the same, difficulty gaining necessary governmental approvals, difficulty facing the intense competition present in the wireless communications industry, the company’s limited operating history, its inexperience in operating internationally and difficulty managing rapid growth. For a more detail discussion of the risks and uncertainties of TechnoConcepts’ business, please refer to the company’s Annual Report on Form 10K for the fiscal year ended September 30, 2005, filed with the Securities and Exchange Commission, and as subsequently amended. The company assumes no obligation to update any forward-looking statement contained in this press release or with respect to the announcements described herein.